Exhibit 4.7

This Instrument Prepared By:	GPIN: Frederick County Tax Map Number 63-A-110
Christopher E. Vinyard	City of Winchester Tax Map Number 371-01-1
Troutman Sanders LLP
Post Office Box 1122
Richmond, Virginia 23218-1122

Note to Clerk: The purpose of this Modification is to modify the terms and provisions of that certain Amended and Restated Credit Line Deed of Trust dated as of November 4, 2009, recorded on November 4, 2009, in the Clerk’s Office of the Circuit Court of Frederick County, Virginia, as Instrument No. 090012178, and recorded on November 4, 2009, in the Clerk’s Office of the Circuit Court of the City of Winchester, Virginia, as Instrument No. 090002943, as modified by that certain Modification to Amended and Restated Credit Line Deed of Trust dated as of January 6, 2012, recorded on January 6, 2012, in the Clerk’s Office of the Circuit Court of Frederick County, Virginia, as Instrument No. 120000146, and recorded on January 6, 2012, in the Clerk’s Office of the Circuit Court of the City of Winchester, Virginia, as Instrument No. 120000040, upon which the recordation tax has been paid in full to the extent of the maximum principal amount of $16,350,000 secured thereby, and to increase the maximum principal amount secured thereby to $16,500,000 Pursuant to Virginia Code § 58.1-803(D), this Deed of Trust is exempt from recordation taxes to the extent of $16,350,000 of principal, and is recordable with additional recordation tax applicable only to the $150,000 increase in the maximum principal amount secured hereby. This certifies that the amount of the original indebtedness secured by the Amended and Restated Credit Line Deed of Trust is $16,350,000.

SECOND MODIFICATION TO

AMENDED AND RESTATED CREDIT LINE DEED OF TRUST

dated as of November     , 2014,

by and among

TREX COMPANY, INC. (successor to TREX COMPANY, LLC),

as Grantor,

BB&T-VA COLLATERAL SERVICE CORPORATION,

as Trustee,

and

BRANCH BANKING AND TRUST COMPANY,

as Administrative Agent and Collateral Agent,

as Beneficiary

THIS IS A MODIFICATION TO A CREDIT LINE DEED OF TRUST within the meaning of Section 55-58.2 of the Code of Virginia (1950), as amended. For the purposes of and to the extent required by such Section, (i) the name of the noteholder/beneficiary secured by this Deed of Trust is Branch Banking and Trust Company, as Collateral Agent, (ii) the address at which communications may be mailed or delivered to such noteholder is 200 West Second Street, Winston-Salem, North Carolina 27101, Attention: Matthew W. Rush, and (iii) the maximum aggregate amount of principal to be secured at any one time is $16,500,000.

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SECOND MODIFICATION TO

AMENDED AND RESTATED CREDIT LINE DEED OF TRUST

THIS MODIFICATION TO AMENDED AND RESTATED CREDIT LINE DEED OF TRUST (this “Modification”) was executed on the dates set forth on the signature pages hereto and is dated and effective as of the 20 day of November, 2014, by and among TREX COMPANY, INC. (successor to TREX COMPANY, LLC), a Delaware corporation whose address is 160 Exeter Drive, Winchester, Virginia 22603, Attn: Chief Financial Officer (the “Grantor”), grantor for indexing purposes; BB&T-VA COLLATERAL SERVICE CORPORATION, a Virginia corporation whose address is 901 East Byrd Street, Suite 600, Richmond, Virginia 23219, as trustee (the “Trustee”), grantee and trustee for indexing purposes; and BRANCH BANKING AND TRUST COMPANY, a North Carolina banking corporation (“BB&T”) whose address is as set forth below, in its capacity as Administrative Agent under the Second Amended and Restated Credit Agreement referenced below, and acting as agent for itself and the other Secured Parties (as hereinafter defined) (in such capacities, together with its successors and assigns, including any successor Administrative Agent under the Second Amended and Restated Credit Agreement referenced below, the “Administrative Agent” or the “Collateral Agent”), grantee and beneficiary for indexing purposes;

The Administrative Agent’s address to which any notice or communication permitted to be given pursuant to the provisions of § 55-58.2 of the Code of Virginia of 1950, as amended, may be mailed or delivered is Branch Banking and Trust Company, 200 West Second Street, Winston-Salem, North Carolina 27101, Attention: Matthew. W. Rush.

W I T N E S S E T H:

Capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in the Second Amended and Restated Credit Agreement of even date herewith (as amended, restated, extended, supplemented or otherwise modified from time to time, the “Second Amended and Restated Credit Agreement”), among the Grantor, the lenders from time to time party thereto (collectively, the “Lenders”), BB&T, as Administrative Agent, Swing Line Lender and Letter of Credit Issuer, and BB&T Capital Markets, as Lead Arranger.

The Grantor, the Trustee and BB&T are parties to an Amended and Restated Credit Line Deed of Trust dated as of November 4, 2009, recorded on November 4, 2009, in the Clerk’s Office of the Circuit Court of Frederick County, Virginia, as Instrument No. 090012178, and recorded on November 4, 2009, in the Clerk’s Office of the Circuit Court of the City of Winchester, Virginia, as Instrument No. 090002943, as modified by that certain Modification to Amended and Restated Credit Line Deed of Trust dated as of January 6, 2012, recorded on January 6, 2012, in the Clerk’s Office of the Circuit Court of Frederick County, Virginia, as Instrument No 120000146, and recorded on January 6, 2012, in the Clerk’s Office of the Circuit Court of the City of Winchester, Virginia, as Instrument No. 120000040 (as so amended, the “Deed of Trust”), pursuant to which the Grantor granted to the Trustee for the benefit of the Administrative Agent a lien on the Property (as defined in the Deed of Trust).

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In connection with the Second Amended and Restated Credit Agreement, the Lenders have required that the Grantor enter into this Modification to amend certain terms of the Deed of Trust.

Accordingly, for and in consideration of good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Grantor, the Trustee and the Collateral Agent hereby agree as follows:

1. Increase in Secured Amount. The Deed of Trust shall secure to the Collateral Agent for the benefit of the Secured Parties the payment and performance in full of all Secured Obligations (as defined in the Deed of Trust), not to exceed the aggregate principal amount of $16,500,000, together with interest at the rate or rates specified in the documents evidencing such Secured Obligations, which maximum aggregate principal amount is an increase of $150,000 in the maximum aggregate principal amount previously secured by the Deed of Trust.

2. Definitions; References.

(a) The term “Secured Parties” as used herein and in the Deed of Trust shall mean, collectively: (1) the Administrative Agent (including in its capacity as Collateral Agent), (2) each Lender (including in such Lender’s capacity as a Hedge Counterparty or as a provider of Bank Products or Cash Management Services, as applicable), (3) each Affiliate of a Lender in such Affiliate’s capacity as a Hedge Counterparty or as a provider of Bank Products or Cash Management Services, as applicable, (4) the Swing Line Lender, (5) the Letter of Credit Issuer, and (6) the respective successors and assigns of each of the foregoing.

(b) All references to the “Credit Agreement” in the Deed of Trust are amended to be references to the Second Amended and Restated Credit Agreement, as such Second Amended and Restated Credit Agreement may hereafter be amended, restated, extended, supplemented, or otherwise modified from time to time.

(c) The term “Secured Obligations” shall include all of the following indebtedness, liabilities, obligations, covenants, duties and conditions:

(A) (i) the payment and performance of all indebtedness, liabilities and obligations of the Loan Parties, or any of them, to the Secured Parties arising under the Credit Agreement, the other Loan Documents or in connection with any Bank Products, Cash Management Services or Hedging Agreements, including without limitation all Obligations and all Additional Secured Obligations and all principal of and interest (including, without limitation, any interest which accrues after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency or reorganization of any Loan Party, whether or not allowed or allowable as a claim in any such proceeding) on the indebtedness represented by the Notes, and all future advances and readvances made thereunder;

(ii) all other amounts now or hereafter payable by the Loan Parties and all other obligations or liabilities now existing or hereafter arising or incurred (including, without limitation, any amounts which accrue after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency or reorganization

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of any Loan Party, whether or not allowed or allowable as a claim in any such proceeding) on the part of the Loan Parties pursuant to the Obligations or the Additional Secured Obligations;

(iii) all renewals, modifications, consolidations or extensions of or to each of the obligations described in clauses (a)(i) and (ii) above; and

(iv) all reasonable costs and expenses, including, without limitation, reasonable attorneys’ fees incurred by the Administrative Agent for taxes and/or insurance relating to, or maintenance or preservation of, the Property and any other collateral securing the Obligations and the Additional Secured Obligations or incurred by the Administrative Agent in the collection or enforcement of the Obligations and the Additional Secured Obligations, including, without limitation, any such collection or enforcement of the Obligations and the Additional Secured Obligations owing to the Administrative Agent by any action or participation in, or in connection with, a case or proceeding under Chapter 7 or Chapter 11 of the U.S. Bankruptcy Code or any successor statute; and

(B) the performance of, and compliance with, all of the covenants, duties, obligations and conditions of the Grantor contained in the Deed of Trust.

3. Schedule B. Schedule B attached to the Deed of Trust is replaced in its entirety with Schedule B attached hereto.

4. Confirmation of Existing Terms of Trust. In all other respects the Deed of Trust shall remain unaffected, unchanged and unimpaired, and the Grantor ratifies and reaffirms its indebtedness, duties and obligations thereunder. The execution and delivery of this Modification shall not constitute a novation of the indebtedness secured by the Deed of Trust. In confirmation of the foregoing, the Grantor does hereby re-grant and re-convey, unto the Trustee, in accordance with the terms and conditions set forth in the Deed of Trust, all right, title and interest of the Grantor in and to the Property, in trust to secure to the Collateral Agent, for the ratable benefit of the Secured Parties, the payment and performance of the Secured Obligations, all as modified hereby.

5. Joinder of Trustee. At the request and direction of the Collateral Agent and the Grantor, the Trustee joins herein for the sole purpose of evidencing its consent as Trustee under the Deed of Trust to the foregoing and to modify the Deed of Trust.

6. Successors and Assigns. This Modification shall be binding upon, and inure to the benefit of, the parties hereto and their respective heirs, personal representatives, successors and assigns.

7. Counterparts. This Modification may be executed in two or more counterparts which, when taken together, shall constitute but one and the same document.

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IN WITNESS WHEREOF, the Grantor, the Trustee and the Collateral Agent have caused this Modification to be duly executed by their duly authorized officers, under seal, all as of the day and year first above written.

GRANTOR:

TREX COMPANY, INC.,
a Delaware corporation

By:	/s/ James E. Cline	(Seal)
Name:	James E. Cline
Title:	Senior Vice President and
Chief Financial Officer

STATE/COMMONWEALTH OF Virginia	)
) to-wit:
CITY/COUNTY OF Frederick	)

The foregoing instrument was acknowledged before me this 18 day of November, 2014, by James E. Cline, who is Senior Vice President and Chief Financial Officer of TREX COMPANY, INC., a Delaware corporation, on behalf of the corporation.

Gloria E. Breeden
Notary Public

My Commission Expires: 5/31/2016
Registration Number: 342749

[SEAL]

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TRUSTEE:

BB&T-VA COLLATERAL SERVICE
CORPORATION,
as Trustee

By:	/s/ Matthew W. Rush	(Seal)
Name:	Matthew W. Rush
Title:	Vice President

STATE/COMMONWEALTH OF North Carolina	)
) to-wit:
CITY/COUNTY OF Mecklenburg	)

The foregoing instrument was acknowledged before me this     day of November, 2014, by                                         , who is                                          of BB&T-VA COLLATERAL SERVICE CORPORATION, a Virginia corporation, as Trustee, on behalf of the corporation, as Trustee.

E. Carter
Notary Public

My Commission Expires: 11/6/16
Registration Number:

[SEAL]

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AGENT:

BRANCH BANKING AND TRUST COMPANY,
as Administrative Agent and Collateral Agent

By:	/s/ Matthew W. Rush	(Seal)
Name:	Matthew W. Rush
Title:	Senior Vice President

STATE/COMMONWEALTH OF North Carolina	)
) to-wit:
CITY/COUNTY OF Mecklenburg	)

The foregoing instrument was acknowledged before me this     day of November, 2014, by Matthew W. Rush, who is a Senior Vice President of BRANCH BANKING AND TRUST COMPANY, a North Carolina banking corporation, as Administrative Agent, on behalf of the bank, as Administrative Agent.

E. Carter
Notary Public

My Commission Expires: 11/6/16
Registration Number:

[SEAL]

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SCHEDULE B

PERMITTED TITLE EXCEPTIONS

•	Electric pole line easement granted Northern Virginia Power Company by instrument dated September 25, 1941 and recorded in Deed Book 184 at page 277, (noted as “cannot be plotted” on the plat of survey by Marsh & Legge Land Surveyors, P.L.C. entitled “ALTA/ACSM Land Title Survey of the Land of TREX COMPANY, INC., dated October 16, 2009.” (the “Survey”).

•	Reservation of a ten (10) foot easement for underground sewer and drainage lines along southwest property line for the benefit of adjoining property, as set forth in the Deed dated April 5, 1968 and recorded in Deed Book 341 at page 579, and as shown on the Survey.

•	Easement and right of way in Wallachs Road, Livingston Place and Lawhon Lane for the construction and maintenance of sanitary sewer and water mains granted the City of Winchester by instrument dated May 8, 1969 and recorded in Deed Book 406 at page 518 in the Land Records of Frederick County, Virginia, and as shown on the Survey.

•	Possible easement rights referenced in instrument and shown on plat attached thereto recorded in Deed Book 438, Page 488 of the Land Records of Frederick County, Virginia, and as shown on the Survey, as to Power Easement and 20’ Gas Easement.

•	Easement located along the west/northwest property line, granted The Potomac Edison Company by instrument dated July 25, 1975 and recorded in Deed Book 448 at page 122 of the Frederick County, Virginia Land Records, and as shown on the Survey.

•	Easement granted The Potomac Edison Company by instrument dated September 18, 1984 and recorded in the Land Records of Frederick County, Virginia in Deed Book 588 at page 416, and noted as “cannot be plotted” on the Survey.

•	Terms and conditions of Right-of-Way Agreement by and between Capitol Records, Inc. and The Potomac Edison Company as set forth in Deed Book 593, page 394.

•	Easement along southern property line granted The Potomac Edison Company by instrument dated April 4, 1985 and recorded in the Land Records of Frederick County, Virginia in Deed Book 593 at page 395, and as shown on the Survey

•	Easement located in the southernmost corner of the property, granted Shenandoah Gas Company by Deed of Easement dated December 7, 1999 and recorded in Deed Book 954 at page 645 of the Land Records of Frederick County, Virginia, and as shown on the Survey.

•	20’ sanitary sewer easement located in northeastern and southernmost corner of the property, granted Frederick County Sanitation Authority by Deed of Easement dated May 5, 1999 and recorded in Deed Book 936 at page 1582 of the Land Records of Frederick County, Virginia, and as shown on the Survey.

•	Easement granted from Trex Company, LLC to Bell Atlantic-Virginia, Inc. by instrument dated May 21, 1999, recorded in Deed Book 942, page 123.

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•	Possible easement rights of the railroad company servicing the railroad siding located on insured premises in and to the ties, rails and other properties constituting said railroad siding or in and to the use thereof. The location of the spur line is as shown on the Survey.

•	Possible easement rights due to overhead power lines, power poles, underground gas mains, underground telephone lines and existing water mains, all as shown on the Survey.

•	Riparian rights of others in and to Hoge Run located in the eastern portion of the insured premises.

•	Possible rights of others in and to the use of the drainage easements described in Exhibit A.

•	Twenty-five foot and seventy-five foot building restriction lines shown on the plat recorded in Deed Book 976 at page 405 (Frederick County) and as Instrument Number 000002334 (City of Winchester), as shown on the Survey.

•	Rights, if any, of property owners adjoining on the northwest and south, in and to that portion of insured premises lying between the northwestern and southern property line and the fence inside said line, as shown on plat of survey by Marsh & Legge Land Surveyors, PLC dated 10/16/09.

•	Easement from American Woodmark Corporation to The Trex Company, LLC by instrument dated 10/20/98, recorded in Deed Book 919, page 1367.

•	Easement from The Henkel-Harris Company, Inc. to The Frederick County Sanitation Authority by instrument dated 11/05/98, recorded in Deed Book 921, page 562.

•	Easement from American Woodmark Corporation to The Trex Company, LLC by instrument dated 11/16/00, recorded as Instrument No. 000012444.

•	Easement granted from Trex Company, Inc. to Washington Gas Light Company by instrument dated 8/24/2012, recorded as Instrument No. 120009829.

•	Easement granted from Trex Company, Inc. to Washington Gas Light Company by instrument dated 1/16/2013, recorded as Instrument No. 130001009.

•	Easement granted from Trex Company, Inc. to Washington Gas Light Company by instrument dated 5/27/2014, recorded as Instrument No. 140006319.

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